EXHIBIT 11

                       MOTHERS WORK, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                             For the Quarter Ended December 31, 1997
                                                       -------------------------------------------------------
                                                         Income                  Share               Per-Share
                                                       (Numerator)           (Denominator)             Amount
                                                       -----------           -------------           ---------
BASIC EPS
Income available to common stockholders                $   611,903               3,564,709               $0.17
                                                                                                     =========

EFFECT OF DILUTIVE SECURITIES
Warrants                                                                           139,965
Stock Options                                                                       18,678
                                                       -----------------------------------

DILUTED EPS
Income available to common stockholders
  Plus assumed conversions                             $   611,903               3,723,352               $0.16
                                                       ===================================           =========



                                                             For the Quarter Ended December 31, 1996
                                                       -------------------------------------------------------
                                                         Income                  Share               Per-Share
                                                       (Numerator)           (Denominator)             Amount
                                                       -----------           -------------           ---------
BASIC EPS
Income available to common stockholders                $   223,686               3,559,315                $.06
                                                                                                     =========

EFFECT OF DILUTIVE SECURITIES
Warrants                                                                           145,603
Stock Options                                                                       20,906
                                                       -----------------------------------

DILUTED EPS
Income available to common stockholders
  Plus assumed conversions                             $   223,686               3,725,824                $.06
                                                       ===================================           =========
